Exhibit 23
The Cortland Savings and Banking 401(k) Plan
EXHIBIT NO. 23
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-52831 on Form S-8 of The Cortland Savings and Banking 401(k) Plan of our report dated June 29, 2011, relating to the financial statements and supplemental schedules of The Cortland Savings and Banking 401(k) Plan, which appears in this Annual Report on Form 11-K of The Cortland Savings and Banking 401(k) Plan for the year ended December 31, 2010.
/s/ S.R. SNODGRASS, A.C.
Wexford, Pennsylvania
June 29, 2011